Exhibit 10.29

CURTISS-WRIGHT ELECTRO-MECHANICAL DIVISION
SAVINGS PLAN

FOURTH Instrument of Amendment

Recitals:

1.

Curtiss-Wright Corporation (“Curtiss-Wright” or “the Company”) has established the Curtiss-Wright Electro-Mechanical Division Savings Plan (“the Plan”), a qualified retirement plan that meets the requirements of Section 401(a) of the Internal Revenue Code (“the Code”) and that includes a cash or deferred arrangement within the meaning of Section 401(k) of the Code, which Plan was effective as of January 1, 2004.

2.

The Company has caused the Plan to be submitted to the Internal Revenue Service, pursuant to Rev. Proc. 2003-6, and has requested the Internal Revenue Service to determine that the Plan is a qualified plan, within the meaning of Sec. 401 of the Code.

3.	The Plan was further amended by the Third Amendment.

4.	It has become necessary to further amend the Plan to conform to the final Internal Revenue Service 401(k) and (m) regulations.

5.	Sections XII.1 and XIV.2(b) of the Plan permit the Company to amend the Plan, by written instrument, at any time and from time to time, by action of the Administrative Committee.

Amendment:

For the reasons set forth in the Recitals to this Instrument of Amendment, the Plan is hereby amended in the following respects:

1. Section VIII. 2. is amended, effective as of January 1, 2006, by deleting the subparagraphs (a), (b), (c), (d), (e), (f) and (g) and inserting in lieu thereof the following new subparagraphs (a), (b), (c), (d), (e), (f), and (g):

“(a)

expenses for (or necessary to obtain) medical care that would be deductible under Section 213(d) of the Code (determined without regard to whether the expenses exceed 7.5 percent of adjusted gross income);

(b)	costs directly related to the purchase of a principal residence of the Participant (excluding mortgage payments);

(c)	payment of tuition and related educational fees, and room and board expenses, for the next 12 months of post-secondary education of the Participant, his spouse, children or dependents

(as defined in Section 152 of the Code and determined without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B) of the Code);

(d)	payment of amounts necessary to prevent eviction of the Participant from his principal residence or to avoid foreclosure on the mortgage of his principal residence;

(e)

payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Section 152 of the Code and without regard to Section 152(d)(1)(B) of the Code);

(f)

expenses for the repair of damages to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10 percent of the Participant’s adjusted gross income); or

(g)

the inability of the Participant to meet such other expenses, debts, or other obligations recognized by the Internal Revenue Service as giving rise to immediate and heavy financial need for purposes of Section 401(k) of the Code.”

Except to the extent amended by this Instrument of Amendment, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, this amendment has been executed on this _____ day of _______, 2006.

CURTISS-WRIGHT ELECTRO-MECHANICAL DIVISION
SAVINGS PLAN

FIFTH Instrument of Amendment

Recitals:

1.

Curtiss-Wright Corporation (“Curtiss-Wright” or “the Company”) has established the Curtiss-Wright Electro-Mechanical Division Savings Plan (“the Plan”), a qualified retirement plan that meets the requirements of Section 401(a) of the Internal Revenue Code (“the Code”) and that includes a cash or deferred arrangement within the meaning of Section 401(k) of the Code, which Plan was effective as of January 1, 2004.

2.

The Company has caused the Plan to be submitted to the Internal Revenue Service, pursuant to Rev. Proc. 2003-6, and has requested the Internal Revenue Service to determine that the Plan is a qualified plan, within the meaning of Sec. 401 of the Code.

3.	The Plan was further amended by the Fourth Amendment.

4.	It has become necessary to further amend the Plan to conform to the final Internal Revenue Service 401(k) and (m) regulations.

5.	Sections XII.1 and XIV.2(b) of the Plan permit the Company to amend the Plan, by written instrument, at any time and from time to time, by action of the Administrative Committee.

Amendment:

For the reasons set forth in the Recitals to this Instrument of Amendment, the Plan is hereby amended in the following respects:

1. Section I.4 is amended, effective as of January 1, 2007, by deleting the existing paragraph and replacing it with the following:

“shall mean a qualified matching contribution as defined in section 1.401(k)-1(g)(13)(i) and/or a qualified non-elective contribution as defined in section 1.401(k)-1(g)(13)(ii) of the Treasury regulations which imposes the immediate forfeiture requirement and distribution restrictions that are applicable to amounts allocable to a Participant’s Pre-Tax Account.

2. Section III.1.a. is amended by replacing the reference to “1%” where it appears therein to read “.5%”.

3. Section III.10 is amended, effective as of January 1, 2007, by deleting the second paragraph thereof and replacing it with the following:

“Additional Contributions and/or Employer Match Contributions may be treated as Pre-Tax Contributions only if the conditions described in section 1.401(k)-2(a)(6) of the Treasury regulations are satisfied.”

4. Section III.18 is amended, effective as of January 1, 2007, by adding subparagraph d. to read as follows:

“d.

If any Highly Compensated Employee is a Participant of another qualified plan of the Employer or any other company in the Controlled group, including an employee stock ownership plan described in Section 4975(e)(7) of the Code but excluding any other qualified plan which must be mandatorily disaggregated under Section 410(b) of the Code, under which deferred cash contributions or matching contributions are made on behalf of the Highly Compensated Employee or under which the Highly Compensated Employee makes after-tax contributions, the Committee shall implement rules, which shall be uniformly applicable to all employees similarly situated, to take into account all such contributions for the Highly Compensated Employee made for the applicable Plan Year under all such plans in applying the limitations of ADR and ACR. If any other such qualified plan has a plan year other than the Plan Year, the contributions to be taken into account in applying the limitations of the ADR and ACR will be those made within the Plan Year.”

5. Section III.22 is added, effective as of January 1, 2007 to read as follows:

For the purposes of Treatment of Distribution of Excess Contributions in Paragraph 9 and Distribution of Excess Aggregate Contribution is Paragraph 15, income and loss will be determined as follows:

Income on excess contributions and excess aggregate contributions shall be determined (a) by multiplying allocable gain or loss on the Pre-tax Account and/or the Employer Match Contribution Account, as the case may be, (excluding Catch-Up Contributions and income attributable to Catch-Up Contributions) for the Plan Year by a fraction, the numerator of which is the excess deferrals, excess contributions or excess aggregate contributions, as the case may be, for the Plan Year and the denominator of which is the Pre-tax Account and/or the Employer Match Contribution Account balance at the end of the Plan Year, disregarding any income or loss occurring during the Plan Year, and (b) by adding to the amount determined under clause (a) 10 percent of the amount determined under clause (a) multiplied by the number of whole calendar months between the end of the Plan Year and the date of the distribution, counting the month of distribution if the distribution occurs after the 15th day of the month. Income on excess aggregate contributions shall be determined in a similar manner by substituting the sum of the allocable gain or loss on the Employer Account and Member Account for the Pre-Tax Account and Roth Account, and the excess aggregate contributions for the excess deferrals and excess contributions in the preceding sentence.”

6. Section IV.4 is amended, effective as of January 1, 2007, by adding the following paragraph at the end thereof:

Notwithstanding any provision of this section IV to the contrary and subject to the terms of Article IX, in the event an individual who becomes an Employee of an

Employer (as defined in Article I.25 of the Plan) on or after January 1, 2007 and who immediately prior to that date was employed by a business entity acquired by the Company or one of its affiliates (an “Acquired Employee”), and has no more than two loans outstanding under the former 401(k) Plan, the Plan shall accept a direct loan rollover of such outstanding loan notes, provided the loans are not in default as of the date of transfer. Further, in accordance with the rules set forth by the Committee, such individual may not receive a new loan or increase the outstanding loan(s) under the terms of the Plan until such individual’s rolled over loans have been repaid in full or otherwise distributed to the individual. Under the terms of the Plan, Participants may have a maximum of two outstanding loans. Subject to the provisions of Article IX, an acquired participant who rolls over one loan to the Plan, may receive a second loan from the Plan. An acquired participant who rolls over two loans to the Plan will not be able to receive another loan from the Plan until at least one of the outstanding rolled over loans is repaid in full. Except to the extent amended by this Instrument of Amendment, the Plan shall remain in full force and effect.

7. Section VI.4.a is amended effective as of January 1, 2007 by adding the following sentence as the last sentence of the paragraph:

“If the amount of the Vested Portion of a Participant’s Employer Account at the time of his termination of employment is zero and the Participant had not at any time made Deferred Cash Contributions to the Plan, the Participant shall be deemed to have received a distribution of such zero vested benefit.”

8. Section IX.1.g(3) is amended, effective as of January 1, 2007, by deleting the subparagraph (3) and inserting in lieu thereof the following new subparagraph (3):

“(3)

Notwithstanding Subsections IX. 1. g. (1) and (2) above, if a Participant takes a leave of absence to enter the uniformed services of the United States, loan repayments shall be suspended during the period of leave. Upon the Participant’s reemployment from the uniformed services, the period of repayment shall be extended by the number of months of the period of service in the uniformed services or, if greater, the number of months that would remain if the original loan term were five years plus the number of months in the period of absence; provided, however, if the Participant incurs a termination of employment and requests a distribution pursuant to Article VII, the loan shall be canceled, and the outstanding loan balance shall be distributed pursuant to Article VII. If a Participant enters the uniformed services of the United States, the interest rate applicable to the unpaid loan balance during the period of leave shall be reduced to 6%, in accordance with the Soldiers’ and Sailors’ Civil Relief Act of 1940. Upon a Participant’s reemployment from the leave of absence, the Participant shall resume payments either in the same amount as before the leave with the full balance due upon the expiration of the repayment period or by reamortizing the loan in substantially level installments over the remaining term of the loan.”

9. Section XII.2 is amended, effective as of January 1, 2007, by adding a new paragraph after the first paragraph to read as follows:

“Upon termination of the Plan, Pre-Tax Contributions, with earnings thereon, shall only be distributed to Participants if (i) neither the Employer nor any other company in the Controlled Group establishes or maintains a successor defined contribution plan and (ii) payment is made to the Participants in the form of a lump sum distribution (as defined in Section 402(e)(4)(D) of the Code, without regard to subclauses (I) through (IV) of clause (i) thereof). For purposes of this paragraph, a “successor defined contribution plan” is a defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) or 409(a) of the Code (“ESOP”), a simplified employee pension as defined in Section 408(k) of the Code (“SEP”), a SIMPLE IRA plan as defined in Section 408(p) of the Code, a plan or contract that satisfies the requirements of Section 403(b) of the Code, or a plan that is described in Section 457(b) or (f)) which exists at the time the Plan is terminated or within the 12-month period beginning on the date all assets are distributed that accepts salary deferrals. However, in no event shall a defined contribution plan be deemed a successor plan if fewer than 2 percent of the employees who are eligible to participate in the Plan at the time of its termination are or were eligible to participate under another defined contribution plan of the Employer or any other company in the Controlled Group (other than a plan excluded under the prior sentence) at any time during the period beginning 12 months before and ending 12 months after the date of the Plan’s termination.”

10. Section XIV is amended, effective as of January 1, 2007, by deleting Paragraph 15 and inserting in lieu thereof the following new Paragraph 15:

“(a)

Notwithstanding any provision of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified uniformed service duty will be provided in accordance with Section 414(u) of the Code. Without regard to any limitations on contributions set forth in Article III, a Participant who is reemployed and is credited with Vesting Service because of a period of service in the uniformed services of the United States may elect to contribute to the Plan the Pre-Tax Contributions (including Catch-Up Contributions) and/or After-Tax Contributions that could have been contributed to the Plan in accordance with the provisions of the Plan had he remained continuously employed by the Employer throughout such period of absence (“make-up contributions”). For purposes of determining the amount of make-up contributions a Participant may make, his Compensation for the period of absence shall be deemed to be the rate of Compensation he would have received had he remained employed as an Employee for that period or, if such rate is not reasonably certain, on the basis of the Participant’s rate of compensation during the 12-month period immediately preceding such period of absence (or if shorter, the period of employment immediately preceding such period). Any Pre-Tax Contributions, Catch-Up Contributions, and/or After-Tax Contributions so determined shall be limited as provided in Article III with respect to the Plan Year or Years to which such contributions relate rather than the Plan Year in which payment is made. The make-up contributions may be made over a period not to exceed three times the period of military leave or five years, if less, but in no event later than the Participant’s termination of employment (unless he is subsequently rehired). The make-up period shall start on the later of: (i) the Participant’s date of reemployment, or (ii) the date the Employer notifies the Employee of his rights under this Section. Earnings (or losses) on make-up contributions shall be credited commencing with the date the make-up contribution is made.

(b)

With respect to a Participant who makes the election described in paragraph (a) above, the Employer shall make Matching Contributions, on the make-up contributions in the amount described in the provisions of Sections III.2, as in effect for the Plan Year to which such make-up contributions relate. Employer Matching Contributions under this paragraph shall be made to the Plan at the same time as Matching Contributions are required to be made for Pre-Tax made during the same period as the make-up contributions are actually made. Earnings (or losses) on Matching Contributions shall be credited commencing with the date the contributions are made in accordance with the provisions of Article IV. Any limitations on Matching Contributions described in Section III shall be applied with respect to the Plan Year or Years to which such contributions relate rather than the Plan Year or Years in which payment is made.

(c)

All contributions under this Section other than make-up Catch-Up Contributions made pursuant to this Section and Section III.2 are considered “annual additions,” as defined in Section 415(c)(2) of the Code, and shall be limited with respect to the Plan Year or Years to which such contributions relate rather than the Plan Year in which payment is made.

Except to the extent amended by this Instrument of Amendment, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, this amendment has been executed on this _____ day of _______, 2007.

CURTISS-WRIGHT ELECTRO-MECHANICAL DIVISION
SAVINGS PLAN

Sixth Instrument of Amendment

Recitals:

1.

Curtiss-Wright Corporation (“Curtiss-Wright” or “the Company”) has established the Curtiss-Wright Electro-Mechanical Division Savings Plan (“the Plan”), a qualified retirement plan that meets the requirements of Section 401(a) of the Internal Revenue Code (“the Code”) and that includes a cash or deferred arrangement within the meaning of Section 401(k) of the Code, which Plan was effective as of January 1, 2004.

2.

The Company has caused the Plan to be submitted to the Internal Revenue Service, pursuant to Rev. Proc. 2003-6, and has requested the Internal Revenue Service to determine that the Plan is a qualified plan, within the meaning of Sec. 401 of the Code.

3.	Subsequent to the most recent amendment of the Plan, it has become necessary to further amend the Plan for the Pension Protection Act of 2006 (“PPA”) changes, and update the name of the Plan.

4.	In accordance with Article XIV Section 2 of the Plan, the Administrative Committee is authorized to make such amendments to the Plan as may be necessary to maintain its status as a qualified plan.

Amendment:

For the reasons set forth in the Recitals to this Instrument of Amendment, the Plan is hereby amended in the following respects:

1.

Effective January 1, 2008, the name of the Plan will be changed from the Curtiss-Wright Electro-Mechanical Division Savings Plan to Curtiss-Wright Electro-Mechanical Corporation Savings Plan. All internal references to the Plan name shall be changed accordingly.

2.	Article VII Section 10 is amended effective April 1, 2007, defining “Distributee” to permit non-spouse beneficiaries the ability to rollover distributions from the Plan:

“Distributee means an employee or former employee. In addition, solely for purposes of Section 11 below, the employee’s or former employee’s surviving spouse, the employee’s or former employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order as defined in Section 414(p) of the Code are distributees with regard to the interest of the spouse or former spouse, or a non-spouse beneficiary.”

3.	Article XIV Section 2(b)is amended by adding the following new paragraph at the end thereof:

“Effective as of January 3, 2008, amendments to the Plan that reflect acquisitions due to mergers shall be adopted by the Committee. All such amendments shall be submitted to the Board of Directors at their meeting following the adoption of such amendments.”

Except to the extent amended by this Instrument of Amendment, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, this amendment has been executed on this _____ day of _______, 2007.